Exhibit 10.45

Dated 20 September, 2004

Shurgard Self Storage SCA

and

First Shurgard SPRL

AMENDMENT AGREEMENT

Regarding the

DEVELOPMENT AGREEMENT

And the

PROPERTY AND ASSET MANAGEMENT AGREEMENT

With respect to

First Shurgard SPRL

Linklaters De Bandt

Rue Brederode 13

B – 1000 Brussels

Telephone (32-2) 501 94 11

Facsimile (32-2) 501 94 94

AMENDMENT AGREEMENT REGARDING

THE DEVELOPMENT AGREEMENT AND

THE PROPERTY AND ASSET MANAGEMENT AGREEMENT

PARTIES

This amendment agreement regarding the Development Agreement and the Property and Asset Management Agreement (this “Agreement”) is made and entered into as of                     , 2004, by and between:

(1)	Shurgard Self Storage SCA, a company organised and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, registered with the Register of Legal Entities (Crossroads Bank of Enterprises) under enterprise number 0454.057.394, represented for the purpose of this Agreement by SSC Benelux Inc., executive general manager, represented by its permanent representative David Grant,

hereinafter referred to as “Shurgard”, and

(2)	First Shurgard SPRL, a company organised and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, registered with the Register of Legal Entities (Crossroads Bank of Enterprises) under enterprise number 0479.505.939.

represented for the purpose of this Agreement by Steven De Tollenaere, “ad hoc” representative,

hereinafter referred to as “First Shurgard”;

individually referred to as a “Party”, or collectively as the “Parties.

RECITALS

(A)	On 26 May 2003, Shurgard and First Shurgard have entered into a development agreement (the “Development Agreement”) and a property and asset management agreement (the “Property and Asset Management Agreement”) regarding First Shurgard.

(B)	Parties would like to make amendments to the Development Agreement and the Property and Asset Management Agreement.

AGREEMENT

NOW, THEREFORE, the Parties hereto agree as follows:

1.	Amendments to the Development Agreement

1.1.	Clause 5.1.2(ii) – German SPV Shares

The Parties agree that the following wording is added to Clause 5.1.2(ii)

“[… free from all or any encumbrances], except with respect to Special Purpose Vehicles under German law, of which 5.2% of the shares will be held by Shurgard or an Affiliated Company of Shurgard”.

1.2.	Clause 9.1.2 – Development Fee

The Parties agree that Clause 9.1.2 will be amended as follows: for ease of reference, the former text of the Development Agreement is repeated indicating the modifications in mark-up:

“A development fee of 7% on the Direct Development Costs, excluding the annual interest carry, shall be paid by the Company to Shurgard, monthly in arrears, pari passu with the work’s progress and concurrent with the payment of the direct costs, covering development management services, including site selection, permitting, and construction management (“Development Fee”), it being understood that […]”.

1.3	Clause 9.3 – Payment of Fees; Reimbursements

1.3.1	The Parties agree that Clause 9.3.2 will be amended as follows: for ease of reference, the former text of the Development Agreement is repeated indicating the modifications in mark-up:

“The Development Fee shall be paid by the Company, monthly in arrears, pari passu with the work’s progress and concurrent with the payment of the direct costs”.

1.3.2	The Parties agree that Clause 9.3.4 will be amended as follows; for ease of reference, the former text of the Development Agreement is repeated indicating the modifications in mark-up:

“Pool Account Reimbursement for each ~~quarter~~ month during the term of this Agreement shall be paid by the Company, monthly in arrears, pari passu with the work’s progress and concurrent with the payment of the direct costs”.

2	Amendment to the Property and Asset Management Agreement

2.1	Clause 8.1 – Quarterly Property Management Fee

2.1.1	The Parties agree that the heading of Clause 8.1 will be deleted and replaced as follows:

“Clause 8.1 – Monthly Property Management Fee”.

2.1.2	The Parties agree that the first two paragraphs of Clause 8.1 will be amended as follows; for ease of reference, the former text of the Property and Asset Management Agreement is repeated indicating the modifications in mark-up:

“For Shurgard’s management of the Properties, the Company shall pay to Shurgard a ~~quarter~~ monthly property management fee (the “Property Management Fee”) with respect to each Property equal to 7% of such ~~quarter’s~~ month’s Gross Revenues (as defined below) arising from the operation of such Property, payable ~~quarter~~ monthly in arrears.

During the rent up period (which shall commence upon the date a first customer is moved into the Property (as referred to in Clause 8.4.1) and as long as Gross Revenues in respect to the relevant Property do not generate ~~quarter~~ monthly at least EUR ~~12,500.00~~ 4,166.67 as Property Management Fee, but no longer than two years from the commencement of such rent period of the Property, a flat ~~quarter~~ monthly fee of EUR ~~12,500.00~~ 4,166.67 per centre (EUR 50,000.00/centre/year) will be due, payable ~~quarter~~ monthly in arrears”.

2.2	Clause 8.2 – Quarterly Company Asset Management and Accounting Fee

2.2.1	The Parties agree that the heading of Clause 8.2 will be deleted and replaced as follows:

“Clause 8.2 – Monthly Company Asset Management and Accounting Fee”.

2.2.2	The Parties agree that the first paragraph of Clause 8.2 will be amended as follows; for ease of reference, the former text of the Property and Asset Management Agreement is repeated indicating the modifications in mark-up:

“For Shurgard’s preparation of the financial information as described in Clause 4.11 and Clause 4.16 above, the Company shall pay to Shurgard a ~~quarter~~ monthly asset management fee with respect to each Property equal to EURO ~~1,500.00~~ 500.00 (EUR 6,000.00/centre/year), payable ~~quarter~~ monthly in arrears (“Asset Management Fee”).”.

2.3	Clause 8.4 – Payment of Fees; Reimbursements

2.3.1	The Parties agree that Clause 8.4.1 will be amended as follows; for ease of reference, the former text of the Property and Asset Management Agreement is repeated indicating the modifications in mark-up:

“The Property Management Fee accrues as of the first of the month during which a first customer is moved into the Property. Any operational activity prior to this, such as the organisation of pre-leases during the construction phase, is not subject to any Property Management Fee payment. Although the Property Management Fee is due as of the first of the month during which a first customer is moved into the Property, for accounting purposes, a Property shall only qualify as open from its first full month of operation. The Property Management Fee for each ~~quarter~~ month during the term of this Agreement shall be paid within 10 days after issuance of the ~~quarter~~ monthly report for such ~~quarter~~ month.”.

2.3.2	The Parties agree that Clause 8.4.1 will be amended as follows; for ease of reference, the former text of the Property as Asset Management Agreement is repeated indicating the modifications in mark-up:

“The Asset Management Fee accrues as of the first of the month during which a first customer is moved into the Property as contemplated by Clause 8.4.1. Although the Asset Management Fee is due as of the first of the month during which a first customer is moved into the Property, for accounting purposes, a Property shall only qualify as open from its first full month of operation. The Asset Management Fee for each ~~quarter~~ month during the term of this Agreement shall be paid within 10 days after issuance of the ~~quarter~~ monthly report for such ~~quarter~~ month.”.

2.3.3	The Parties agree that Clause 8.4.3 will be amended as follows; for ease of reference, the former text of the Property and Asset Management Agreement is repeated indicating the modifications in mark-up:

“Pool Account Reimbursement for each ~~quarter~~ month during the term of this Agreement shall be paid by the Company, monthly in arrears and concurrent with the payment of the direct costs.”.

3	Other provisions of the Development Agreement and the Property and Asset Management Agreement

This Agreement shall not affect any other provision of the Development Agreement or the Property and Asset Management Agreement and all respective rights and obligations of the Parties under the Development Agreement the Property and Asset Management Agreement remain fully intact, valid and enforceable.

4	Governing law and arbitration

This Agreement shall be governed by and construed in accordance with Belgian law. All disputes arising out of or in connection with this Agreement and which the Parties are unable to settle amicably shall be finally settled by arbitration as set out in Clause 18 of the Development Agreement (as regards the amendments to the Development Agreement) and Clause 18 of the Property and Asset Management Agreement (as regards the amendments to the Property and Asset Management Agreement).

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in two originals as of the date first above written. Each Party acknowledges receipt of its own original.

Shurgard Self Storage SCA:

/s/
Name:	SSC Benelux Inc.
Title:	Executive general manager
Name:	David Grant
Title:	Permanent representative

First Shurgard SPRL:

/s/
Name:	Steven De Tollenaere
Title:	“Ad hoc” representative